Exhibit 99.1

EVERI ANNOUNCES SUCCESSFUL COMPLETION OF
$1.0 BILLION DEBT REFINANCING
Reduced Total Outstanding Debt by $145 Million
Lowered Interest Rates and Extended Maturities
Achieved Approximately $23 Million in Annual Interest Savings
LAS VEGAS – August 3, 2021 - Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology and player loyalty solutions, today announced it successfully completed the refinancing of its outstanding debt, including (i) closing a seven-year $600 million senior secured term loan due 2028 issued at 99.75% of par (the "New Term Loan"); (ii) a $125 million senior secured revolving credit facility due 2026 which was undrawn at closing (the “New Revolver” and together with the New Term Loan, the “New Credit Facilities”); and (iii) the previously announced closing of $400 million in aggregate principal amount of its 5.000% senior unsecured notes due 2029 issued at par (the “New Notes”). The New Credit Facilities have an interest rate of LIBOR plus 2.50% subject to a 0.50% LIBOR floor.
“The refinancing of our outstanding debt strengthens our balance sheet and provides Everi with substantial added financial flexibility. Our improved operating performance and recent rating agency upgrades helped drive strong interest from the investment community for our refinancing transactions,” said Mark Labay, Chief Financial Officer of Everi. “The replacement of our existing term loan with a new, widely syndicated term loan and the strategic prepayment of our incremental term loan provided significant annual interest savings, while extending the maturity out until 2028. Combined with upsizing our revolver from $35 million to $125 million and the issuance of our New Notes, both at reduced rates and extended maturities, our annualized cash borrowing costs at current rates are now approximately $23 million less than at June 30, 2021. In addition, our total outstanding debt is more favorably balanced between secured and unsecured debt. We will continue to prioritize Free Cash Flow generation and investing to sustain our growth, while maintaining a prudent long-term total net debt leverage target of approximately 2.5-to-3.0 times our Adjusted EBITDA.”
The New Credit Facilities and New Notes are guaranteed by certain of the Company’s wholly-owned subsidiaries.
The Company used the proceeds from the New Term Loan and New Notes, together with cash on hand to (i) redeem in full its 7.50% Senior Unsecured Notes due 2025 (the “2025 Notes”); (ii)

prepay in full and terminate all commitments under its $820 million Term Loan Facility due 2024; (iii) prepay in full and terminate all commitments under its $125 million Incremental Term Loan Facility due 2024; and (iv) pay all related fees and expenses in connection with the foregoing.
The New Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.  The New Notes and the guarantees thereof have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  Any offers of the New Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
This press release does not constitute a notice of redemption under the indenture governing the 2025 Notes or an offer to tender for or purchase any 2025 Notes or any other security.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often contain words such as “intends,” “anticipates,” “seek,” “expect,” “plan,” “believe,” “goal,” “target,” “future,” “estimate,” “may,” “should,” “well positioned” or “will” and similar expressions to identify forward-looking statements.
The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 and subsequent periodic reports, and are based on information available to us on the date hereof.
These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.
About Everi
Everi’s mission is to lead the gaming industry through the power of people, imagination and technology. With a focus on player engagement and helping casino customers operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also a preeminent and comprehensive provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software.
Investor Relations Contacts:
Everi Holdings Inc.                        JCIR
William Pfund                            Richard Land, James Leahy
SVP, Investor Relations                    212-835-8500 or Evri@jcir.com
702-676-9513 or william.pfund@everi.com